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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THQ INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

27001 Agoura Road, Suite 325 Calabasas Hills, California 91301 (818) 871-5000

JULY 6, 2004

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of THQ Inc. scheduled to be held at 9:00 a.m., Pacific Daylight Time, on Friday, August 6, 2004 at The Hyatt Westlake Plaza, Grand Plaza Ballroom, 880 S. Westlake Boulevard, Westlake Village, California 91361. The Board of Directors and management look forward to greeting personally those stockholders able to attend.

        At the meeting, stockholders will be asked to: (1) elect five directors to the Board of Directors; (2) ratify the appointment of Deloitte & Touche LLP as independent auditors for THQ Inc.'s fiscal year ending March 31, 2005; and (3) transact such other matters as may properly come before the meeting or any postponement or adjournment thereof. Information regarding these matters is set forth in the accompanying Notice of 2004 Annual Meeting of Stockholders and Proxy Statement, to which you are urged to give your prompt attention.

        We know that it is not practical for most stockholders to attend the Annual Meeting in person. Whether or not you are able to attend in person, your vote is important. In addition to using the enclosed proxy card to vote your shares, you may also vote your shares via the Internet or a toll-free telephone number. Instructions for using these services are provided on your proxy card. Mailing in your proxy card or voting your shares by using the telephone or the Internet will not limit your right to vote in person, should you wish to attend the meeting.

        We hope you can join us on August 6th and appreciate your continued interest.

Very truly yours,

Brian J. Farrell Chairman of the Board of Directors, President and Chief Executive Officer

27001 Agoura Road, Suite 325 Calabasas Hills, California 91301 (818) 871-5000

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 6, 2004

To the Stockholders of THQ Inc.:

        NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of THQ Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m., Pacific Daylight Time, on Friday, August 6, 2004 at The Hyatt Westlake Plaza, Grand Plaza Ballroom, 888 S. Westlake Boulevard, Westlake Village, California 91361, for the following purposes, all as set forth in the attached Proxy Statement:

  1.
  To elect five directors to serve on our Board of Directors until the next Annual Meeting and until their successors qualify and are duly elected;

  2.
  To ratify the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending March 31, 2005; and

  3.
  To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. The Company does not know of any matter to be presented at the Annual Meeting other than those described in the Company's Proxy Statement.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE NOMINEES AND FOR EACH PROPOSAL.

        The Board of Directors has fixed the close of business on June 18, 2004 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

Calabasas Hills, California July 6, 2004	By Order of the Board of Directors

James M. Kennedy Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE STRONGLY ENCOURAGE
YOU TO DESIGNATE THE PROXIES SHOWN ON THE ENCLOSED CARD SO THAT YOUR
SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING.

        We are pleased to offer you three options for designating the proxies and indicating your voting preferences:

  (1)
  You may complete, sign, date and return by mail the enclosed proxy card;

OR

  (2)
  You may follow the instructions found on the proxy card and vote by telephone;

OR

  (3)
  You may follow the instructions found on the proxy card and vote via the Internet.

        If you choose to vote via telephone or the Internet, you will have a PIN number assigned to you on the proxy card that you will use to safeguard your vote.

27001 Agoura Road, Suite 325 Calabasas Hills, CA 91301 (818) 871-5000 Fax (818) 871-7400

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 6, 2004

        This Proxy Statement is being furnished to you as a holder of our shares of common stock, par value $.01 per share, in connection with the solicitation of proxies by our Board of Directors from holders of our common stock for use at our 2004 Annual Meeting of Stockholders, for the purposes set forth in the foregoing notice of our Annual Meeting, and at any and all postponements and adjournments thereof. The Annual Meeting will be held at 9:00 a.m., Pacific Daylight Time, on Friday, August 6, 2004 at The Hyatt Westlake Plaza, Grand Plaza Ballroom, 888 S. Westlake Boulevard, Westlake Village, California 91361. All properly executed proxies in the accompanying form received by us prior to the Annual Meeting will be voted at the Annual Meeting. Any proxy may be revoked at any time before it is exercised by giving notice in writing to our Secretary, by granting a proxy bearing a later date or by voting in person at the Annual Meeting.

        Voting materials, which include this Proxy Statement and the enclosed proxy card, are first being mailed or otherwise released to our stockholders entitled to vote at the Annual Meeting on or about July 6, 2004. Our audited financial statements, together with the report thereon of Deloitte & Touche LLP and certain other information concerning us, are included in our Annual Report for the fiscal year ended March 31, 2004, which is also included with the voting materials.

        Our mailing address is 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE RETURN ENVELOPE PROVIDED
OR VOTE BY USING THE TELEPHONE OR INTERNET
BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

THE DATE OF THIS PROXY STATEMENT IS JULY 6, 2004.

INFORMATION ABOUT THE ANNUAL MEETING,
REQUIRED VOTES AND VOTING PROCEDURES

WHY DID WE SEND YOU THIS PROXY STATEMENT?

        We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors ("Board") is soliciting your proxy to vote at our 2004 Annual Meeting of stockholders of THQ Inc. (referred to herein as "we", "us", "THQ", or the "Company"). The Proxy Statement also gives you information on the proposals to be voted upon at the Annual Meeting, as well as other information so that you can make an informed decision. You are invited to attend the Annual Meeting to vote on the proposals, but you do not need to attend in person in order to vote. You may instead follow the instructions below to vote by mail using the enclosed proxy card, or vote by using the Internet or the telephone by following the instructions on your proxy card.

TIME, DATE AND PLACE OF THE ANNUAL MEETING

        Our Annual Meeting will be held at 9:00 a.m., Pacific Daylight Time, on Friday, August 6, 2004 at The Hyatt Westlake Plaza, Grand Plaza Ballroom, 888 S. Westlake Boulevard, Westlake Village, California 91361. If you have any questions regarding this Proxy Statement or the Annual Meeting, you may direct them in writing to our Secretary at our mailing address as set forth on the cover page.

WHAT WILL BE CONSIDERED AT THE ANNUAL MEETING?

        At our Annual Meeting, you will be asked to:

  •
  elect five directors to serve on our Board until the next Annual Meeting and until their successors have qualified and been duly elected;

  •
  ratify the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending March 31, 2005; and

  •
  transact such other business as may properly come before the Annual Meeting and any adjournment thereof. Our Board does not know of any matter to be presented at the Annual Meeting other than those described in this Proxy Statement.

WHO RECEIVED THIS PROXY STATEMENT?

        We began sending this Proxy Statement, proxy card and 2004 Annual Report out on or about July 6, 2004 to all holders of our shares of common stock (we will sometimes refer to all holders of shares of our common stock as "stockholders"). If you owned shares of our common stock at the close of business on June 18, 2004, our record date, you are entitled to vote those shares. On the record date there were 39,040,330 shares of common stock outstanding. In connection with our solicitation of proxies for use at the Annual Meeting, we have designated Brian J. Farrell and Edward K. Zinser as the proxies.

COSTS OF SOLICITING THESE PROXIES

        We will pay the expenses of preparing, printing and mailing this Proxy Statement and the proxies. Proxies may be solicited by our officers, directors and regular employees, without extra pay, by personal interviews, telephone, telecopier, mail, telegraph or other appropriate means. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse such persons for their reasonable out-of-pocket expenses.

HOW MANY VOTES DO I HAVE?

        Each share of common stock is entitled to one vote on each of the matters presented for a vote at the Annual Meeting. As of June 18, 2004 there were 39,040,330 shares of common stock outstanding.

HOW MANY VOTES ARE REQUIRED TO CONDUCT THE MEETING?

        A majority of our outstanding shares of common stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and shares held by a broker or other nominee holding shares for a beneficial owner that are not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (a "broker non-vote") will be counted as present for purposes of determining the presence of a quorum for the Annual Meeting.

WHAT VOTE IS REQUIRED FOR EACH PROPOSAL?

        Proposal 1:    In the election of Directors, you may vote either "for" each nominee or "withhold" your vote for each nominee. The five nominees for director who receive the most affirmative votes will be elected. As a result, assuming the election is uncontested, votes withheld from any one or more nominees will not have any effect on the outcome of the election of directors.

        Proposal 2:    A stockholder may: (i) vote "for", (ii) vote "against", or (iii) "abstain" from voting with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2005. The ratification of our independent auditors requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote on the matter. Abstentions, although counted for purposes of determining whether a quorum is present, will not be counted for any other purpose with respect to Proposal 2. Accordingly, although not counted as a vote "for" or "against" the proposal, an abstention will have the same effect as a vote "against" Proposal 2.

        All Other Matters:    All other matters being voted upon will be approved if a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon, cast affirmative votes with respect to such matters.

        If you sign and return your proxy without voting instructions, your shares will be counted as a "for" vote in favor of each nominee and in favor of Proposal 2.

HOW WILL MY SHARES BE VOTED IF THEY ARE HELD IN STREET NAME?

        If your shares are held in "street name", you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions. If you do not give your broker or nominee instructions as to how to vote your shares, they may be voted only on matters for which the broker or nominee has discretionary authority under applicable rules. These "broker non-votes" will be counted for purposes of determining whether a quorum is present and will be counted with respect to Proposals 1 and 2.

HOW DO I VOTE BY PROXY?

        If you properly fill in your proxy card and send it to us in time to vote, or if you vote by using the Internet or vote by telephone as instructed on your proxy card, your "proxies" (Brian J. Farrell and Edward K. Zinser) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxies will vote your shares as recommended by our Board as follows:

  •
  FOR the election of the nominees for directors listed in this Proxy Statement; and

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending March 31, 2005.

        Even if you currently plan to attend the meeting, it is a good idea to complete and return your proxy card, or vote by using the Internet or the telephone before the meeting date, just in case your plans change.

CAN I REVOKE MY PROXY?

        Yes. You may revoke your proxy by delivering written notice (including a properly executed and later dated proxy) to our Secretary at any time prior to the voting. In addition, if you attend the Annual Meeting you may vote your shares personally and revoke your proxy at that time. Attendance at the Annual Meeting will not, in itself, constitute a revocation of a previously granted proxy. If you submit a valid proxy and do not subsequently revoke it, your shares will be voted as provided on the proxy.

WHO WILL COUNT THE VOTE?

        Our Board has appointed Computershare Investor Services, LLC as the Inspector of Elections for our shares of common stock at the Annual Meeting. Computershare Investor Services, LLC will determine the number of shares of common stock represented in person or by proxy at the Annual Meeting, whether a quorum exists, the authenticity, validity and effect of proxies, and will receive and count the votes of our shares of common stock.

WILL ANYTHING ELSE BE VOTED ON AT THE ANNUAL MEETING?

        Our Board knows of no matters, other than those stated above, to be presented and considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

        Five Directors are to be elected to serve until the Company's next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board has fixed the number of directors to be elected at five. Unless otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the five nominees listed below, all of whom are currently members of the Board. Each nominee has consented to be named in this Proxy Statement and to serve as a Director if elected. Should any of the nominees be unable or unwilling to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees selected by the Board of Directors.

        The Board has determined that each Director nominee, other than Brian J. Farrell, is "independent" as defined in the Marketplace Rules of The NASDAQ Stock Market (the "Nasdaq Rules") and by the Securities and Exchange Commission ("SEC").

        Mr. Greg Ballard, whose term is expiring this year, will not be standing for reelection at the Annual Meeting. Mr. Ballard has served on our Board since 1999. We would like to thank Mr. Ballard for his long and faithful service on our Board and wish him well in his future endeavors.

        There is no family relationship between any nominee and any other nominee or executive officer ("Executive Officer") of the Company.

NOMINEES

Name	Age	Position
Brian J. Farrell	50	Director, Chairman of the Board of Directors, President and Chief Executive Officer
Lawrence Burstein	61	Director
Henry T. DeNero	58	Director
Brian Dougherty	47	Director
James L. Whims	49	Director

BIOGRAPHIES OF NOMINEES

        Brian J. Farrell has been our President and Chief Executive Officer since January 1995 and a director since March 1993. Between October 1992 and January 1995, Mr. Farrell served as our Executive Vice President and Chief Operating Officer. From July 1991 to October 1992, Mr. Farrell served as our Vice President, Chief Financial Officer and Treasurer. From 1984 until joining us, Mr. Farrell was Vice President and Chief Financial Officer of Starwood Hotels & Resorts (formerly known as Hotel Investors Trust), a real estate investment trust. Mr. Farrell was employed by Deloitte Haskins & Sells, a predecessor of Deloitte & Touche LLP, an international accounting firm and our current auditors, from 1978 to 1984 and is a certified public accountant.

        Lawrence Burstein has been a director since July 1991. Since March 1996, Mr. Burstein has served as President and a director and has been a stockholder of Unity Venture Capital Associates Ltd., a private investment company. From 1986 through March 1996, Mr. Burstein was President, a director and a principal stockholder of Trinity Capital Corporation, a private investment company. Mr. Burstein is a director of CAS Medical Systems, Inc., Medical Nutrition, Inc., I.D. Systems, Inc. and Traffix, Inc.

        Henry T. DeNero has been a director since June 2003. Since January 2001, Mr. DeNero has been an advisor to venture capital firms and an independent management consultant. From January 1999 to

December 2000, he was Chairman and Chief Executive Officer of HomeSpace, Inc., an Internet company in the real estate and mortgage services business. From July 1995 to December 1998, he was Executive Vice President of First Data Corporation, a computer services company, and was responsible for the company's commercial payment instruments group. From June 1994 to June 1995, Mr. DeNero was an independent consultant. From April 1992 to April 1994, he was Vice Chairman and Chief Financial Officer of Dayton Hudson Corporation (now Target Corporation), a general merchandise retailer. From 1973 to 1992, he was with the management consulting firm, McKinsey & Company, first as an associate and later as a junior and then a senior partner of the firm. Mr. DeNero is also a director of Banta Corporation, Digital Insight Corporation, and Western Digital Corporation.

        Brian Dougherty has been a director since November 2002. Mr. Dougherty is the founder and CEO of Airena, Inc., a software development company. Prior to Airena, he was the Chairman and Chief Technology Officer of Wink Communications, a provider of end-to-end interactive television services to the cable and satellite industries that he founded in 1995 and sold to Liberty Media in 2002. Mr. Dougherty also founded Geoworks in 1983; over his ten year tenure as CEO of Geoworks, the company developed video games for consoles and PCs, productivity software and operating systems for PCs and operating systems and applications for mobile phones. His first company, Imagic, developed games for various consoles including Atari, Intellivision, Colecovision, and Commodore 64, and was purchased by Activision in 1984. Mr. Dougherty has a BS in Electrical Engineering and Computer Science from UC Berkeley. He is a member of the following public and private boards: Neomagic Corporation, Planetweb, and Airena.

        James L. Whims has been a director since April 1997. Since 1996, Mr. Whims has been a Managing Director of TechFund Capital I, L.P., TechFund Capital II, L.P., and since 2001, TechFund Capital Europe, venture capital firms concentrating on high-technology enterprises. From 1994 to 1996, Mr. Whims was Executive Vice President of Sony Computer Entertainment of America. From 1990 to 1994, Mr. Whims was Executive Vice President of The Software Toolworks Inc. Mr. Whims is a member of several boards of private companies.

MEETINGS OF THE BOARD OF DIRECTORS AND
BOARD MEMBER ATTENDANCE AT ANNUAL STOCKHOLDER MEETING

        In the fiscal year ended March 31, 2004 ("fiscal 2004") there were seven meetings of the Board held in person or by conference telephone call and one meeting by written unanimous consent. No director attended fewer than 75% of the sum of the total number of meetings of the Board and committees upon which that director served.

        THQ does not have a formal written policy with respect to board members' attendance at annual stockholder meetings; however, board members are invited and encouraged to attend. All of the directors attended the last annual stockholder meeting, which was held on August 12, 2003.

COMMITTEES OF THE BOARD OF DIRECTORS

        We have an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. The following is information regarding these committees for fiscal 2004:

        Audit Committee.    The Audit Committee consists of Mr. DeNero (Chairman), Mr. Burstein and Mr. Whims, each of whom in the opinion of the Board is "independent" as defined in the Nasdaq Rules and one member, Mr. DeNero, is a "financial expert" as defined by the SEC. The audit committee appoints, subject to the stockholders' ratification, our independent auditors. Additional primary responsibilities of the Audit Committee include the compensation, retention and oversight of our independent public accountants, the review of the effectiveness of our accounting and internal controls over financial reporting, the scope and results of the auditing engagement and the independence of our independent auditors. The Audit Committee also reviews and passes upon the terms of any proposed related party transaction; and maintains procedures for complaints by Company employees regarding accounting, internal accounting controls or audit matters. Consistent with recent Nasdaq rules, the Audit Committee has the authority to engage independent counsel and other advisors. The Audit Committee meets at least quarterly. The Audit Committee met 11 times during fiscal 2004 and acted by a written unanimous consent one time. The Audit Committee amended its charter, which is attached hereto as Appendix A. See "Audit Committee Report", herein.

        Compensation Committee.    The Compensation Committee consists of Mr. Whims (Chairman), Mr. DeNero and Mr. Dougherty, each of whom in the opinion of the Board is "independent" as defined in the Nasdaq Rules. The Compensation Committee reviews and makes recommendations to the Board with respect to compensation of our management employees. In addition, the Compensation Committee determines the persons to whom options should be granted under our stock option plans and the number of options granted to each person, and administers plans and programs relating to employee benefits, incentives and compensation. The Compensation Committee met three times during fiscal 2004 and acted one time by written unanimous consent. See "Compensation Committee Interlocks and Insider Participation" and "Compensation Committee Report on Executive Compensation," herein.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee currently consists of Mr. Burstein (Chairman), Mr. Ballard and Mr. Whims, all of whom are outside directors and are "independent" as defined in the Nasdaq Rules. The Board has expanded the functions of the Nominating Committee to create the Nominating/Corporate Governance Committee. With respect to nominating functions, the Nominating/Corporate Governance Committee is responsible for establishing criteria for candidates for the Board, establishing a process for identifying and evaluating candidates for the Board, recommending candidates to the Board as director nominees, adopting policies for recommendation to the Board with regard to the consideration of candidates recommended by stockholders, evaluating the size of the Board, and evaluating the structure, operation and membership of committees of the Board. With respect to corporate governance functions, the Nominating/Corporate Governance Committee reviews and assesses the adequacy of our corporate governance policies and recommends changes to the Board, reviews transactions for conflicts of interest, reviews and assesses our governing documents and annually assesses the effectiveness of the operation of the Board and its committees. The Nominating/Corporate Governance Committee (formerly called the Nominating Committee) met two times during fiscal 2004.

        We do not currently pay a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential director nominees. In evaluating nominees for director to recommend to the Board, the Nominating/Corporate Governance Committee will take into account many factors within the context of the characteristics and needs of the Board as a whole. While the specific needs of the Board may change from time to time, all nominees for director are considered on the basis of the following qualifications:

  •
  the highest level of personal and professional ethics and integrity;

  •
  practical wisdom and mature judgment;

  •
  broad training and significant leadership experience in business, entertainment, technology, finance, corporate governance, public interest or other disciplines relevant to our long-term success;

  •
  a willingness to represent the best interests of all our stockholders and objectively appraise management's performance.

        In determining whether to recommend a director for re-election, the Nominating/Corporate Governance Committee will also consider the director's tenure on the Board, past attendance at meetings, participation in and contributions to the activities of the Board, the director's continued

independence (including any actual, potential or perceived conflicts of interest), as well as changes in the director's principal occupation or professional status. Further, the Nominating/Corporate Governance Committee will consider the current composition and capabilities of current directors, as well as any additional qualities or capabilities considered necessary or desirable in light of the existing or anticipated needs of the Board.

        The Nominating/Corporate Governance Committee will consider candidates for directors recommended by stockholders. The Nominating/Corporate Governance Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that it may also consider as one of the factors in its evaluation the amount of THQ common stock held by the stockholder and the length of time the stockholder has held such stock. To be considered by the Nominating/Corporate Governance Committee in connection with our 2005 annual meeting of stockholders, recommendations must be submitted in writing to THQ by April 30, 2005. Recommendations must include, as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the candidate's name, age, business address and residence address; (2) the principal occupation or employment of the candidate; (3) the number of shares of THQ common stock which are beneficially owned by the candidate; (4) the consent of the proposed candidate (a) to be named in the proxy statement relating to THQ's annual meeting of stockholders, and (b) to serve as a Director if elected at such annual meeting; and (5) any other information regarding the proposed candidate that may be required to be included in a proxy statement by applicable SEC rules. Further, the stockholder giving notice must provide: (a) the name and address of the stockholder, as they appear on our records; and (b) the number of shares of THQ common stock which are beneficially owned by such stockholder. Recommendations by stockholders may also include the following information in order to assist the Nominating/Corporate Governance Committee in evaluating the nominee: (1) a description of the qualifications and background of the proposed candidate; (2) a description of all arrangements or understandings between the stockholder and the proposed candidate relating to the proposed candidate's candidacy; and (3) a statement as to whether the proposed candidate would be considered an independent director under applicable Nasdaq or SEC rules and regulations. The Nominating/Corporate Governance Committee may request any additional information reasonably necessary to assist it in assessing a proposed candidate. After submitting a written recommendation which complies with the notice procedures outlined above, the stockholder nominating the proposed candidate must made such nomination at a meeting of stockholders at which the stockholder is entitled to vote in the election of directors.

CHARTERS, CODE OF ETHICS, AND CODE OF BUSINESS CONDUCT AND ETHICS

        The Board has adopted Charters for each of its committees, and has adopted a Code of Ethics for Executive Officers and Other Senior Financial Officers as well as a Code of Business Conduct and Ethics applicable to directors, officers and employees of THQ (the "Codes"). The Charters and the Codes are available on the Investor Relations section of our web site at www.thq.com. We will post amendments to our Charters and Codes on our website as well as disclose any waivers granted under the Codes. Copies of our Charters and Codes are available without charge by contacting our Investor Relations department at (818) 871-5095.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        We do not have a formal process for stockholders to send communications to the Board. We are currently evaluating the desirability of such a process. Stockholders may send a letter to our Secretary at THQ Inc., 27001 Agoura Road, Suite 325, Calabasas Hills, CA 91301.

DIRECTOR COMPENSATION

        Directors who are also employees and officers of our company are not paid any compensation for service as directors. Non-employee directors are compensated by cash payments comprised of $12,000 for the year plus $1,500 for attendance at each Board meeting held in person and $500 for attendance at each Board meeting held by telephone, and the grant of options pursuant to our 1997 Stock Option Plan. Pursuant to such plan, each non-employee director is granted options to purchase 5,625 shares of common stock on the first day of each fiscal quarter at a per share exercise price equal to the market price of a share of common stock on the date of grant.

        During fiscal 2004, each of the non-employee directors received grants under our 1997 Stock Option Plan of options exercisable for 22,500 shares of common stock, with the exception of Henry T. DeNero, who became a director on June 26, 2003 and thus received grants under our 1997 Stock Option Plan of options exercisable for 16,875 shares of Common Stock.

VOTE NECESSARY TO ELECT THE DIRECTORS

        The five nominees receiving the highest number of "for" votes will be elected as Directors. Shares represented by your proxy will be voted for the election of the five nominees unless you mark your proxy to "withhold authority" to so vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.
UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED
BY THEM FOR THE ELECTION OF EACH NOMINEE.

STOCK PRICE PERFORMANCE GRAPH

        The following graph shows a five-year comparison of cumulative total stockholder returns in the calendar years ending December 31, 1998 through 2002, the three-month transition period ending March 31, 2003, and the fiscal year ending March 31, 2004, for the Company's common stock, Nasdaq Market Composite Index, the Morgan Stanley Technology Index, and the JP Morgan H&Q Technology Index1, each of which assumes an initial value of $100 and that all dividends were reinvested.

        The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of THQ's common stock.

	1998	1999	2000	2001	2002	3/31/03TP	FY 2004
THQ Inc.	100	124	131	260	106	105	163
NASDAQ (US) Market	100	185	112	89	61	62	91
Morgan Stanley Technology Index	100	211	76	58	33	33	56
JP Morgan H&Q Technology	100	223	144	99	—	—	—

        Information presented is as of the end of each calendar year for the periods December 31, 1998 through 2002, as of March 31, 2003 for our three-month transition period, and as of March 31st for fiscal 2004. This information shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that THQ specifically incorporates it by reference into a filing.

1
The JP Morgan H&Q Technology Index was discontinued on April 4, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

        The following table shows, as of June 4, 2004, the number of shares of THQ common stock owned by beneficial owners known to us holding more than 5% of our common stock. As of June 4, 2004, there were 38,784,847 shares of our common stock outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	FMR Corp. Fidelity Management & Research Company FA Value Strategies Fund 82 Devonshire St Boston, MA 02109	3,231,030(1)	8.3	%(1)
Common	J. & W. Seligman & Co. Incorporated William C. Morris Seligman Communications & Information Fund, Inc. 100 Park Avenue New York, New York 10017	3,183,500(2)	8.2	%(2)

(1)
Based on information contained in a report on Schedule 13F dated March 31, 2004 and filed with the SEC on May 17, 2004 by FMR Corp. ("FMR"). FMR reported sole voting authority of 29,730 shares and no voting authority with respect to 3,201,300 shares.

(2)
Based on information contained in a report on Schedule 13F dated March 31, 2004 and filed with the SEC on May 3, 2004 by J. & W. Seligman & Co., Inc. ("Seligman").

BENEFICIAL OWNERSHIP OF MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of our shares of common stock as of June 4, 2004 by each of our director nominees and executive officers and by all director nominees and executive officers as a group. Unless otherwise indicated below, each individual named in the table has sole voting power and sole investment power with respect to all of the shares beneficially owned, subject to community property laws, where applicable.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Common	Brian J. Farrell	1,054,300	(2)	2.7%
Common	Lawrence Burstein	135,440	(3)	*
Common	Henry T. DeNero	22,500	(4)	*
Common	Brian Dougherty	39,375	(5)	*
Common	James L. Whims	201,795	(6)	*
Common	Peter Dille	177,001	(7)	*
Common	Eric Doctorow	0	(8)	—
Common	William W. Goodmen	16,667	(9)	*
Common	James M. Kennedy	0		—
Common	Jack Sorensen	125,001	(10)	*
Common	Tiffany Ternan	54,395	(11)	*
Common	Tim F. Walsh	240,377	(12)	*
Common	Edward K. Zinser	0	(13)	—
Common	All Director Nominees and Executive Officers as a group (13 individuals)	2,066,851	(14)	5.3%

*
Less than 1%.

(1)
The address for each individual is c/o THQ Inc., 27001 Agoura Road, Calabasas Hills, California 91301.

(2)
Includes 836,333 shares of common stock issuable upon exercise of options exercisable within 60 days.

(3)
Includes 120,940 shares of common stock issuable upon exercise of options exercisable within 60 days.

(4)
Includes 22,500 shares of common stock issuable upon exercise of options exercisable within 60 days.

(5)
Includes 39,375 shares of common stock issuable upon exercise of options exercisable within 60 days.

(6)
Includes 137,812 shares of common stock issuable upon exercise of options exercisable within 60 days and 149 shares of common stock held of record by TechFund Capital L.P. ("TechFund"). Mr. Whims is a managing member of the general partner of TechFund and accordingly may be deemed to share beneficial ownership of the shares of common stock held of record by TechFund. Mr. Whims disclaims beneficial ownership of such shares.

(7)
Includes 175,001 shares of common stock issuable upon exercise of options exercisable within 60 days.

(8)
Eric Doctorow was appointed Chief Operating Officer in October 2003.

(9)
Includes 16,667 shares of common stock issuable upon exercise of options exercisable within 60 days.

(10)
Includes 125,001 shares of common stock issuable upon exercise of options within 60 days.

(11)
Includes 40,333 shares of common stock issuable upon exercise of options exercisable within 60 days.

(12)
Includes 222,501 shares of common stock issuable upon exercise of options exercisable within 60 days.

(13)
Mr. Zinser was appointed Executive Vice President and Chief Financial Officer in April 2004.

(14)
Includes 1,736,463 shares of common stock issuable upon exercise of options outstanding to the named individuals within 60 days.

EXECUTIVE OFFICERS
AND
EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

        As of June 4, 2004, our executive officers are Brian J. Farrell, Edward K. Zinser, Peter Dille, Eric Doctorow, William W. Goodmen, James M. Kennedy, Jack Sorensen, Tiffany Ternan and Tim F. Walsh. Information with respect to Mr. Farrell is set forth above. All of our executive officers are appointed by and serve at the discretion of the Board of Directors.

        Edward K. Zinser (age 46) was appointed our Executive Vice President and Chief Financial Officer in April 2004. Mr. Zinser is responsible for all of our financial activities, including financial reporting, information systems, internal controls and investor relations. From May 2001 to February 2004, Mr. Zinser served as Executive Vice President and Chief Financial Officer of Vivendi Universal Games, a developer, publisher and distributor of interactive software products across all major platforms including PCs, video game consoles and the Internet. In this role he was responsible for all worldwide finance, accounting, information systems, treasury and planning functions. From June 1999 to March 2001, he was at USA Networks where he was initially Senior Vice President and Chief Financial Officer of Internet Shopping Network, the e-commerce division. In June 2000, he became President and Chief Operating Officer of Styleclick, Inc., a public e-commerce services provider that was created through the acquisition of Styleclick.com. In this role he directed business development, sales, web site development, merchadising, creative services, operations, technology and the online auction business. From June 1993 to May 1998, Mr. Zinser served as Vice President and Chief Financial Officer / Chief Operating Officer of Disney Publishing, a $400 million division of The Walt Disney Company. Mr. Zinser's experience also includes positions at leading consumer products companies such as The Franklin Mint, Pepsi-Cola and Campbell Soup. He holds a MBA in Finance from the University of Chicago and a B.S. in management from Fairfield University in Connecticut.

        Peter Dille (age 42) was appointed our Senior Vice President, Worldwide Marketing in February 2003. In this position, Mr. Dille oversees brand management and product marketing in each of our three global territories—North America, Europe and Asia-Pacific. From 1998 to 2003, Mr. Dille was our Vice President of Marketing, where he directed our North American marketing group including advertising, publicity and promotions as well as our online presence. From 1995 to 1998, Mr. Dille served as senior director of product marketing for Sony Computer Entertainment America and was a key executive in the launch of the Sony PlayStation. Mr. Dille's tenure at Sony also included executive marketing and communications roles throughout Sony's interactive electronic divisions. Mr. Dille graduated from Rutgers University with a bachelor's degree in English and Communications.

        Eric Doctorow (age 51) was appointed our Chief Operating Officer in October 2003. Mr. Doctorow is responsible for our global publishing operations, as well as the company's wireless division, THQ Wireless Inc. As Chief Operating Officer, Mr. Doctorow manages marketing, sales and distribution of our multi-platform product portfolio on a worldwide basis. Mr. Doctorow brings us more than 25 years of software entertainment management experience. Prior to joining us, he served as President of the Worldwide Home Entertainment division of Paramount Pictures' Motion Picture Group since 1994. In this role, Mr. Doctorow managed all business activities for the division, including individual subsidiaries and licensees in over 40 countries. He holds a bachelor's degree in political science and a MBA from the University of California, Los Angeles.

        William W. Goodmen (age 49) was appointed our Senior Vice President, Human Resources & Administration in April 2003. He joined us in October 2002 as Senior Vice President of Human Resources. Including a long tenure at ARCO, Mr. Goodmen brings more than 20 years of experience to his role including senior management level recruiting, global growth and integration programs, as well as the creation of human resources policies and practices. From May 2002 to September 2002, Mr. Goodmen served as executive vice president of human resources at Liberty Livewire Corporation where he assisted in recruiting a number of key senior management positions and assisted in organizing the company's operations to best support its business strategies. From October 2000 to May 2002, Mr. Goodmen was a director at executive search firm Spencer Stuart, developing their Southern California Industrial Practice as well as their human resource practice. In 1999 and 2000, Mr. Goodmen was a partner at the Center for Corporate Innovation where he was part of a team which designed and managed CEO Roundtables, primarily in the technology and healthcare sectors. Mr. Goodmen holds a bachelor's degree from Colgate University and a MS from Syracuse University.

        James M. Kennedy (age 44) was appointed our Senior Vice President, Business and Legal Affairs in January 2003 and was appointed Corporate Secretary in August 2003. From March 2000 to January 2003, Mr. Kennedy was an adjunct professor and lecturer at the undergraduate and law school levels in the San Francisco Bay Area. From July 1995 to March 2000, Mr. Kennedy was employed at Electronic Arts Inc., an entertainment software developer and publisher, serving initially as Assistant General Counsel and from November 1995 through March 2000 as Vice President of Business Affairs. From July 1989 to July 1995, Mr. Kennedy served in executive positions at a variety of entertainment and software companies, including Mindscape, Inc., Lucas Digital Ltd., and LucasArts Entertaiment Company. Between September 1984 and July 1989, Mr. Kennedy was employed as an attorney with the law firm of Gibson, Dunn & Crutcher. Mr. Kennedy holds a bachelor's degree from Princeton University, a J.D. from Boston College Law School, and a MBA in strategic leadership from Dominican University of California.

        Jack Sorensen (age 43) was appointed Executive Vice President—Worldwide Studios in September 2001. Mr. Sorensen manages internal and external product development and studio acquisitions. From June 2000 to September 2001, Mr. Sorensen was President and CEO of Swan Systems, Inc., a private, venture-funded software company serving the advertising and marketing industries. Between March and May 2000, Mr. Sorensen was Executive in Residence at Crosspoint Venture Partners, a venture firm. From February 1991 to January 2000, Mr. Sorensen was employed at LucasArts Entertainment Company, an entertainment software developer and publisher, serving variously as head of operations, international, product development and as General Manager. From April 1995 to January 2000, Mr. Sorensen served as President of LucasArts. Mr. Sorensen holds a bachelor's degree from Brandeis University and a MBA from the Haas School of Business at the University of California, Berkeley.

        Tiffany Ternan (age 37) was appointed our Senior Vice President—North American Sales and Distribution in April 2003. Ms. Ternan oversees the company's North American sales and distribution efforts. Ms. Ternan's tenure at THQ spans nearly ten years. Ms. Ternan previously served as our Vice President—Sales from November 1998 to January 2001. From September 1992 to November 1998, Ms. Ternan held various positions with us, including Western Regional Manager, National Accounts Manager and Director—Sales. Ms. Ternan's prior experience includes sales and marketing positions in the consumer products industry. Ms. Ternan graduated from the University of Southern California with a bachelor's degree in Business Administration.

        Tim F. Walsh (age 40) was appointed President of THQ Wireless Inc. in November 2003. Mr. Walsh previously served as Senior Vice President—International Publishing from August 2000 to November 2003 and Vice President—International from January 1998 to August 2000. From May 1997 to January 1998 he was our Director of International Sales. Mr. Walsh was Director of International and OEM Sales of Accolade, a publisher of video and PC game software from January 1996 to May 1997. From September 1993 to December 1995, Mr. Walsh held various positions at Time Warner Interactive. Mr. Walsh's prior experience includes positions in the productivity software industry from

1990 to 1993 and the music industry from 1986 to 1989. Mr. Walsh received his bachelor's degree from Loyola Marymount University in 1985 and a MBA from the University of Southern California in 1989.

COMPENSATION TABLE

        The following table summarizes the compensation for the twelve-months ended March 31, 2004 and 2003 December 31, 2002 and 2001of the following: (i) our Chief Executive Officer, (ii) our four most highly compensated executive officers other than our Chief Executive Officer, each of whom was serving as of March 31, 2004 (the "Named Executives"), and whose salary and bonus exceeded $100,000 in the twelve-months ended March 31, 2004 ("fiscal 2004").

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year*	Salary(1)		Bonus		Other Annual Compensation(2)	Shares Underlying Options(3)	All Other Compensation(4)
Brian J. Farrell(5) Chairman of the Board of Directors, President and Chief Executive Officer	2004 2003 2002 2001	$ $ $ $	561,079 540,594 535,456 469,000	$ $ $ $	551,250 393,750 525,000 460,000	— — — —	250,000 62,500 375,000 300,000	$ $ $ $	15,900 11,625 15,500 14,300
James M. Kennedy(6) Senior Vice President—Business & Legal Affairs	2004 2003	$ $	263,065 52,931	$ $	125,000 0	—	50,000 65,000	$ $	8,400 0
Jack Sorensen Executive Vice President—Worldwide Studios	2004 2003 2002 2001	$ $ $ $	329,471 277,645 272,160 63,462	$ $ $ $	280,000 150,000 200,000 80,000	— — — —	125,000 75,000 62,500 112,499	$ $ $ $	8,400 6,000 8,000 6,800
Tiffany Ternan(7) Senior Vice President—North American Sales and Distribution	2004		$229,038		$167,500	—	100,000		$93,126
Tim F. Walsh Senior Vice President—International Publishing	2004 2003 2002 2001	$ $ $ $	246,987 243,597 235,167 210,000	$ $ $ $	197,400 127,517 170,023 170,000	— — — —	100,000 30,000 112,500 52,499	$ $ $ $	8,400 6,000 8,000 6,800

*
The compensation reported for the twelve months ended March 31, 2003 includes compensation to each executive during the last nine months of 2002. This overlap in disclosure is required due to our change of fiscal year end.

(1)
Included in each executive's salary are amounts that were deferred by such executive pursuant to our Defined Contribution Plan.

(2)
Amounts shown do not include amounts expended by us pursuant to plans (including group life and health) that do not discriminate in scope, terms or operation in favor of our executive officers or directors and that are generally available to all salaried employees. The value of such benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

(3)
The number of shares underlying options has been adjusted to reflect the 50% stock dividend distributed on April 9, 2002 to holders of record of our shares of common stock at the close of business on March 26, 2002.

(4)
Includes matching contributions in the amounts of $6,800, $8,000, and $8,400 made by us in accordance with our Defined Contribution Plan in 2001, 2002, and fiscal 2004, respectively. These amounts do not reflect special awards and payments Mr. Farrell is entitled to receive if his employment is terminated as a result of a change in control of our company, which would have had a value of approximately $1,375,400 as of

  December 31, 2001, $1,569,750 as of December 31, 2002 and $1,648,238 as of March 31, 2004. See "Employment Agreement with Brian J. Farrell."

(5)
Includes a life insurance premium paid by us in the amount of approximately $7,500.

(6)
Mr. Kennedy was appointed Senior Vice President, Business and Legal Affairs in January 2003. Salary information is included only for fiscal 2004 and the twelve months ending March 31, 2003.

(7)
Ms. Ternan was appointed Senior Vice President, North America Sales and Distribution in April 2003. Salary information is included only for fiscal 2004. All Other Compensation includes moving expenses of $84,726.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth the number of stock options granted to each of the Named Executives during fiscal 2004. This table also sets forth the potential realizable value of such stock options in the year of their expiration at assumed annualized rates of stock price appreciation of five and ten percent over the full five-year term of the stock options. No gain to the Named Executives is possible without an increase in the price of our Common Stock, which will benefit all stockholders proportionately. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of our Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

	Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year
					Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(1)
	Shares Underlying Options Granted
Name			Exercise or Base Price Per Share	Expiration Date
					5%	10%
Brian J. Farrell	250,000	10%	$17.50	10/22/08	$1,208,732	$2,670,981
James M. Kennedy	50,000	2%	$17.50	10/22/08	$241,746	$534,196
Jack Sorensen	125,000	5%	$17.50	10/22/08	$604,366	$1,335,491
Tiffany Ternan(2)	25,000	1%	$13.35	4/15/08	$92,209	$203,758
	75,000	3%	$17.50	10/22/08	$362,620	$801,294
Timothy Walsh	100,000	4%	$17.50	10/22/08	$483,493	$1,068,393

(1)
For the stock options indicated, these amounts represent the exercise price multiplied by the annual appreciation rate shown compounded annually for the term of each option, less the exercise price, multiplied by the number of options granted. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of our stock price.

(2)
Ms. Ternan was granted options on April 15, 2003 and on October 22, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND OPTION VALUES AS FISCAL YEAR-END

        The following table set forth, for each of our Named Executives, certain information regarding the number of stock options exercised during fiscal 2004, and the value of stock options held at the end of each such period.

			Number of Shares Underlying Unexercised Options at Fiscal Year-End
					Value of Unexercised in-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Brian J. Farrell	337,501	$2,910,853	1,112,333	454,166	$7,168,704	$1,032,494
James M. Kennedy	—	$—	21,667	93,333	$172,336	$481,164
Jack Sorensen	—	$—	125,001	224,998	$172,589	$686,411
Tiffany Ternan	14,062	$136,043	31,999	100,999	$237,747	$376,750
Timothy Walsh	16,876	$176,430	232,501	174,998	$894,302	$441,000

(1)
Calculated based on the excess of fair market value of our common stock on March 31, 2004 over the respective exercise prices of the options.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth the aggregate information for our equity compensation plans in effect as of June 4, 2004 (amounts in thousands, except per share amounts):

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,671,467	(1)	$19.04	5,366,464
Equity compensation plans not approved by security holders	2,022,684	(2)	$16.28	123,163

Total	6,694,151		$18.20	5,489,627

(1)
Represents the aggregate number of shares of THQ common stock to be issued upon exercise of options granted under our Amended and Restated 1997 Stock Option Plan (the "1997 Plan"). Stock options granted under the 1997 Plan may be incentive stock options or non-qualified stock options. Options may be granted to, in the case of incentive stock options, all of our employees (including officers); or, in the case of non-qualified stock options, all of our employees (including officers), consultants and non-employee directors. On August 12, 2003, a proposal to amend our 1997 Plan to increase the authorized number of shares of common stock available for issuance to our directors, officers and key employees under such plan from 10,537,500 to 14,537,500 was approved by our shareholders. The purchase price per share of common stock purchasable upon exercise of each option may not be less than the fair market value of such share of common stock on the date that such option is granted. Generally, options granted under this plan become exercisable over three years and expire within five years from the date of grant.

(2)
Represents the aggregate number of shares of THQ common stock to be issued upon exercise of individual compensation arrangements with employee and non-employee option and warrant holders. The outstanding options were primarily granted under our Third Amended and Restated

  Nonexecutive Employee Stock Option Plan (the "NEEP Plan"). Participation in the NEEP Plan is reserved for our employees who are not executive officers. Options granted under the NEEP Plan are non-qualified stock options and the exercise price of such option is not less than the fair market value of a share on the date of grant of such option. Generally, options granted under the NEEP Plan become exercisable over three years and expire within five years from the date of grant. As of March 31, 2004, there were 110,005 options available for grant under the NEEP Plan.

COMPENSATION ARRANGEMENTS WITH CERTAIN EXECUTIVE OFFICERS

        Brian J. Farrell.    Mr. Farrell's Employment Agreement (the "Employment Agreement") provides for employment by us through December 31, 2006 (hereinafter referred to as the "Farrell Employment Period"). Mr. Farrell's Employment Agreement provides for an annual base salary of $525,000, subject to annual review for possible increase, and an annual bonus equal to the lesser of his base salary for that year or 4.5% of our annual net income before taxes. Mr. Farrell may also be awarded a performance bonus at the discretion of our Board of Directors. Mr. Farrell's base salary was raised to $551,250 in fiscal 2004 and is $578,813 in the fiscal year ending March 31, 2005. Pursuant to the Employment Agreement, Mr. Farrell was granted stock options under our 1997 Stock Option Plan to purchase 187,500 shares of our common stock, with an exercise price per share equal to the fair-market value per share of our common stock on the date the options were granted. These options vested in three equal installments on January 1, 2002, 2003 and 2004. Further, we are required to provide Mr. Farrell with a life insurance policy in the amount of $3.0 million, disability insurance for 80% of his base salary and a grantor trust established under Sections 671, et. seq. of the Internal Revenue Code (a Rabbi Trust) for the purpose of protecting the payment, in the event of a change in control, of any of our unfunded obligations to Mr. Farrell.

        The Employment Agreement provides that if Mr. Farrell voluntarily terminates his employment without "Good Reason" or we terminate his employment for "Cause," he will be precluded, during the twelve months following any such termination, from engaging in any business activities in competition with our business and from soliciting our employees.

        The Employment Agreement also provides Mr. Farrell with the following payments and benefits in the event that the Employment Agreement is terminated by him for "Good Reason" or by us without "Cause": (i) a lump sum payment equal to (A) the greater of three years' base salary or the salary payable during the then-existing balance of the Farrell Employment Period, plus (B) bonus compensation at the highest possible annual bonus for the greater of three years or the then-existing balance of the Farrell Employment Period; (ii) medical and dental insurance coverage until the end of the Farrell Employment Period; (iii) life and disability insurance coverage until the end of the Farrell Employment Period; (iv) various other perquisites as more fully described in the Employment Agreement; (v) the immediate vesting of all stock options, stock appreciation rights and restricted stock, if any, not fully vested at such time; (vi) the immediate vesting of Mr. Farrell's rights in all other employee benefit and compensation plans; (vii) payment of the fees and disbursements incurred by counsel to Mr. Farrell as a result of the termination of Mr. Farrell's employment; and (viii) appropriate office and secretarial assistance for six months after termination of Mr. Farrell's employment. If Mr. Farrell were terminated in accordance with the foregoing he currently would receive a lump sum payment under item (i) of $3,307,500 plus the other benefits in items (ii) through (viii).

        If, within one year after a change of control, Mr. Farrell's employment is terminated by us other than for "Cause," or voluntarily by Mr. Farrell, then Mr. Farrell shall receive certain benefits, as more fully described in the Employment Agreement, in addition to those described above. A change of control includes such events as a person gaining 15% or more beneficial ownership of THQ, our current members of the Board of Directors ceasing to comprise at least a majority of our Board of Directors (with some exceptions), and/or a sale of all or substantially all of our assets or of our business operations generating two-thirds of our consolidated revenues. Mr. Farrell would receive approximately the same amount of compensation upon a change in control that he would receive upon termination as specified in the preceding paragraph.

        Fred Gysi.    THQ and Fred Gysi entered into an agreement effective March 31, 2004. Pursuant to this agreement, Mr. Gysi resigned from his positions with us, including his position as Chief Financial Officer. Mr. Gysi agreed to provide services to us for a certain period of time after his resignation in exchange for payment by THQ as follows: (i) one year salary at his then-current salary level; and (ii) a bonus of $80,000 for fiscal 2004. In addition, Mr. Gysi has the right to continue certain benefits and received an extension of the vesting and exercise periods for certain of his stock options. This agreement was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ending March 31, 2004, which was filed with the SEC on June 11, 2004.

SEVERANCE AGREEMENTS

        We have entered into severance agreements (the "Severance Agreements") with each of our executive officers except for Mr. Farrell. The Employment Agreement provides for the payment of benefits as discussed above with Brian J. Farrell.

        The Severance Agreements provide for the payment of benefits to the executives upon a "Change in Control." The executives agree not to voluntarily leave THQ without "Good Reason" until the earlier of (a) such attempted Change in Control terminates, or (b) if a Change in Control occurs, 90 days following such Change in Control.

        A "Change in Control" is defined, subject to certain exceptions, as an acquisition by any person or group of persons of 30% or more of either (a) our outstanding shares of common stock, or (b) the combined voting power of our outstanding securities entitled to vote for the election of directors.

        "Good Reason" is defined to include any of the following events after a Change in Control: (a) any removal or involuntary termination of the executive; (b) a reduction of the executive's rate of annual base salary as in effect immediately prior to the Change in Control or our failure to pay such salary; (c) a requirement that the executive relocate; (d) our failure to provide the executive with compensation, vacation and other fringe benefits, expense reimbursement, and welfare benefits in accordance with the most favorable plans and benefits in effect for such executive's peer officers after the Change in Control; and (e) our failure to maintain the effectiveness of the Severance Agreements after the Change of Control.

        The Severance Agreements provide that if an executive's employment is terminated within the year following a Change in Control (other than for limited reasons set forth in the Severance Agreements), such executive will be entitled to receive, among other benefits, a cash amount equal to (i) one times such executive's annual base salary paid to such executive at the time of the Change in Control, plus (ii) one times such executive's annual bonus paid or payable to such executive in respect of our fiscal year immediately preceding the fiscal year in which the Change in Control occurs. In addition, if on the date of termination such executive's stock options or any Performance Accelerated Restricted Stock are not fully vested, all such stock options or awards shall become immediately vested and exercisable for such period as provided in the plan and/or agreement governing such options or awards. If our executive officers were terminated in accordance with the foregoing, they currently would receive the following amounts: Edward K. Zinser—$320,000; Peter Dille—$355,750; Eric Doctorow—$572,000; William W. Goodmen—$322,024; James M. Kennedy—$387,500; Jack Sorensen—$647,500; Tiffany Ternan—$367, 500; and Tim Walsh—$436,016.

TERMINATION BENEFITS PURSUANT TO OFFER LETTERS

        We have entered into letter agreements (pursuant to offer letters) with Eric Doctorow and Edward K. Zinser that provide termination benefits in addition to those provided by the Severance Agreements.

If, at any time during the 18 months following the first day of employment, Mr. Doctorow or Mr. Zinser is terminated by us for reasons other than cause, Mr. Doctorow or Mr. Zinser would receive a severance payment equal to 18 months of pay, minus the number of days already worked within the 18 month period, with a minimum of 9 months pay. Mr. Doctorow began his employment with us on October 27, 2003 and Mr. Zinser began on April 12, 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee in fiscal 2004 consisted of Mr. Whims, Mr. DeNero, and Mr. Dougherty. Each member of the Compensation Committee is a non-employee Director and no member has any direct or indirect material interest in, or relationship with THQ outside of his position as a Director. To our knowledge, there were no other interrelationships involving members of the Compensation Committee or other Directors requiring disclosure.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        There were no reportable relationships or related transactions with management during fiscal 2004.

INVOLVEMENT IN CERTAIN PROCEEDINGS

        Material Proceedings.    There are no material proceedings in which a (i) director, officer or affiliate of the Company, (ii) to our knowledge, an owner of record or beneficially of more than five percent of outstanding stock of the Company, (iii) an associate of any such director, officer, affiliate of the Company, nor (iv) to our knowledge a security holder, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

        Involvement in Certain Legal Proceedings.    During the past five years, no directors nor executive officers of the Company were involved in any reportable legal proceedings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires THQ's Directors and executive officers, and persons who own more than ten percent of THQ's common stock, to file reports of ownership and changes in ownership of common stock of THQ. We have adopted procedures to assist THQ's Directors and officers in complying with these requirements, which include assisting officers and Directors in preparing forms for filing.

        To our knowledge, based solely upon review of such reports furnished to us and written representations that no other reports were required, we believe that during fiscal 2004, all Section 16(a) filing requirements applicable to our officers, Directors and greater than ten percent stockholders were complied with on a timely basis.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or "filed" or "incorporated by reference" in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        This report was prepared by the Compensation Committee of the Board of Directors, which is composed of independent directors who are not employees of the Company. The Compensation Committee has the responsibility for all compensation matters for executive officers. The current members of the Compensation Committee are Mr. Whims (Chairman), Mr. DeNero and Mr. Dougherty.

Components of Executive Compensation

        Executive officers' compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and bonus. Long-term compensation is provided through awards under the Company's 1997 Stock Option Plan.

        The Compensation Committee has established the base salary of each executive officer at a level considered to be appropriate in the judgment of the Compensation Committee based on the officer's level of responsibility and the job requirements of the officer's position. The Compensation Committee also considered compensation paid to other persons with comparable skills and experience in other companies in the interactive entertainment industry as well as the Company's performance in comparison to its competitors. No specific measures of the Company's performance or other factors are considered determinative in the base salary decisions of the Compensation Committee. Instead, substantial judgment is used and all of the facts and circumstances are taken into consideration by the Compensation Committee in its executive compensation decisions.

        In addition to base salary, each of the executive officers is eligible to participate in the Company's annual cash bonus plan. Under this bonus program, each executive officer was entitled to receive a bonus for fiscal 2004 based on the Company's performance. The fiscal 2004 bonuses approved by the Compensation Committee for the named executive officers are reported in the above Summary Compensation Table.

        It is also a fundamental objective of the Compensation Committee to provide the Company's executive officers with an opportunity to share in the success of the Company by granting to the executive officers options to purchase shares of common stock. The Compensation Committee has maintained a policy of rewarding the Company's executive officers with options each year in respect of recent contributions made by the executive officers to the Company. Special option grants are also made to executive officers if in the determination of the Compensation Committee an executive officer warrants additional compensation for such executive officer's efforts. Pursuant to these objectives, in fiscal 2004, the following options were granted to our executive officers under the 1997 Stock Option Plan: Peter Dille—60,000; Eric Doctorow—250,000; William W. Goodmen—50,000; James M. Kennedy—50,000; Jack Sorensen—125,000; Tiffany Ternan—100,000; and Tim Walsh—100,000.

Compensation of the Chief Executive Officer

        The Company has an employment agreement with the Chief Executive Officer which provides for his employment with the Company through December 31, 2006. The Compensation Committee believes that ensuring the Chief Executive Officer's long-term commitment to the Company is in the best interest of its stockholders. The Chief Executive Officer's employment agreement was designed to induce him to make such commitment and to align a substantial portion of his compensation with the Company's results of operations. Mr. Farrell's employment agreement provides for an annual base salary of $525,000, subject to annual review for possible increase, and an annual cash bonus for each fiscal year during the term of the agreement equal to the lower of the Chief Executive Officer's base salary for the year or 4.5% of the net income before taxes earned by the Company for that year. In February 2003, in recognition of Company's record revenues, top line growth and growth internationally, the Compensation Committee approved an increase in Mr. Farrell's base salary from $525,000 to $551,250 and granted him an option to purchase 62,500 shares of the Company's common stock. In October 2003, the Compensation Committee granted Mr. Farrell an additional 250,000 options. In May 2004, in recognition of the Company's performance in fiscal 2004, the Compensation Committee approved an increase in Mr. Farrell's base salary to $578,813. The Chief Executive Officer's annual bonus for fiscal 2004, determined under the formula contained in his employment agreement, was $551,250. See "Employment Agreement with Brian J. Farrell."

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the tax deductibility of certain compensation paid to named executive officers of public companies. This provision generally limits the deduction for compensation paid to a named executive officer in a year to $1 million, unless the compensation is considered to be "qualified performance-based compensation" under the Internal Revenue Code. The Compensation Committee intends to structure the compensation of the Company's executive officers so as to minimize the effects on the Company of this limitation, while retaining the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

                      Respectfully submitted,

                      James L. Whims, Chairman
                      Henry T. DeNero
                      Brian Dougherty

PROPOSAL NUMBER 2
APPROVAL OF PROPOSED RATIFICATION OF INDEPENDENT AUDITORS

INFORMATION ABOUT DELOITTE & TOUCHE LLP

        The Board of Directors, upon recommendation of the Audit Committee, has appointed Deloitte & Touche LLP to be our independent auditors for the fiscal year ending March 31, 2005. There are no affiliations between us and Deloitte & Touche LLP, its partners, associates or employees, other than as pertain to the engagement of Deloitte & Touche LLP as our independent auditors since 1991. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

FEES PAID TO DELOITTE & TOUCHE LLP
FOR FISCAL 2004

	Fiscal 2004	Transition 2003	Calendar 2002
Audit Fees(1)	$783,741	$334,808	$537,332
Audit-Related Fees(2)	$25,314	$—	$15,500
Tax Fees(3)	$458,758	$57,020	$753,888
All Other Fees(4)	$49,831	$29,056	$274,427

Total	$1,317,644	$420,884	$1,581,147

(1)
Represents the aggregate fees billed for each fiscal period presented above for professional services provided in connection with the audit of the Company's annual financial statements and the review of the Company's quarterly financial statements, as well as audit services provided in connection with other statutory and regulatory filings, comfort letters and consents.

(2)
Represents the aggregate fees billed for each fiscal period presented above for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements, including consultations, audit and review of our employee benefit plans and pension plan. Fees for fiscal 2004 are primarily related to the audit of the Company's 401K plan.

(3)
Represents the aggregate fees billed for each fiscal period presented above for tax compliance, tax advice and tax planning. In fiscal 2004, approximately $115,000 relates to our worldwide tax returns and approximately $120,000 relates to tax advice for foreign tax issues related to THQ Wireless International Sarl.

(4)
Other fees include aggregate fees billed for each fiscal period presented above for various projects. For fiscal 2004, other fees consisted of fees billed for the review and evaluation of our financial controls for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Services Provided by the Independent Auditors

        The Audit Committee is required to pre-approve the engagement of and engages Deloitte & Touche LLP ("D&T") to perform audit and other services for THQ and its subsidiaries. Our procedures for the pre-approval by the Audit Committee of all services provided by D&T comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved and the auditors are retained by the Audit Committee.

        The Audit Committee considered and determined that fees for services other than audit and audit-related services are compatible with maintaining D&T's independence. The Audit Committee approved 100% of the "Audit-Related Fees" services, 100% of the "Tax Fees" services, and 100% of the "All Other Fees" in fiscal 2004.

VOTE NECESSARY TO RATIFY THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS

        The affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote will be necessary for the stockholders to ratify the appointment of Deloitte & Touche LLP as our independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NUMBER 2.
UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED
BY THEM FOR PROPOSAL NUMBER 2.

REPORT OF THE AUDIT COMMITTEE

        The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or "filed" or "incorporated by reference" in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        This report was prepared by the Audit Committee of the Board. The following report concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process. The current members of the Audit Committee are Mr. DeNero (Chairman), Mr. Burstein and Mr. Whims.

        The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The NASDAQ Stock Market (the "Rules"), and has one member, Henry DeNero, who is a "financial expert" as defined by the Rules and the definitions promulgated by the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees pursuant to the Rules and rules promulgated by the Securities and Exchange Commission. The Committee reviews and assesses the adequacy of its charter on an annual basis.

        The Committee has reviewed and discussed the consolidated financial statements with the Company's management. The Committee has discussed and reviewed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including the matters required to be discussed by the Statement on Auditing Standards No. 61. The Committee discussed and reviewed the results of Deloitte & Touche LLP's examination of the Company's financial statements.

        Deloitte & Touche LLP also provided the Committee with the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee discussed with Deloitte & Touche LLP any relationships that may impact their objectivity and independence and satisfied itself as to the auditor's independence.

        The Committee also discussed with management and Deloitte & Touche LLP the quality and adequacy of the Company's internal controls. The Committee reviewed with Deloitte & Touche LLP their audit plan, audit scope and identification of audit risks.

        The Committee oversees the activities of the internal audit department, which was established in 2002. The Committee reviews and approves the internal auditor's proposed audit plans and reviews all reports prepared by internal audit. The Committee also reviews the appointment, compensation and replacement of the Director of Internal Audit.

        Following the Committee's discussions with management and Deloitte & Touche LLP, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended March 31, 2004. The Committee also recommended the reappointment of Deloitte & Touche LLP as the Company's independent auditors, subject to stockholder approval, and the Board of Directors concurred in such recommendation.

    Audit Committee:

    Henry DeNero, Chairman
    Lawrence Burstein
    James Whims

OTHER BUSINESS

        We know of no business, other than as stated in the Notice of Annual Meeting of Stockholders, to be brought before the Annual Meeting. If other matters should properly come before the meeting, proxies will be voted on such matters in accordance with the best judgment and discretion of the persons appointed by the proxies.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

        Any stockholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the 2005 Annual Meeting of Stockholders should submit the proposal in writing to our Secretary at our principal executive offices at 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301. The proposal must be received by April 30, 2005 for the Company to consider it for inclusion in the Proxy Statement for the 2005 Annual Meeting of Stockholders.

        The Company retains discretion to vote proxies it receives with respect to director nominations or any other business proposals received after May 26, 2005. The Company retains discretion to vote proxies it receives with respect to such proposals received prior to May 26, 2005 provided: (a) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (b) the proponent does not issue its own proxy statement.

By Order of the Board of Directors

James M. Kennedy Secretary

July 6, 2004

PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY

APPENDIX A

THQ INC.
AUDIT COMMITTEE CHARTER

AS AMENDED JUNE 10, 2004

  1. PURPOSE

        The Audit Committee of the Board of Directors' (the "Committee") is charged with providing assistance to the Board of Directors (the "Board") in fulfilling its responsibility to THQ Inc. ("THQ") and its stockholders in overseeing (a) management and its auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of THQ, including THQ's compliance with legal and regulatory requirements, (b) the independent auditor's qualifications and independence, (c) the performance of THQ's internal audit function and independent auditors, and (d) the preparation of the report required by the rules of the Securities and Exchange Commission to be included in THQ's annual proxy statement.

        It is not the role of the Committee to plan or conduct audits, to guarantee the accuracy or quality of THQ's financial statements or to determine that the financial statements are in accordance with generally accepted accounting principles and applicable laws and regulations. It is the responsibility of the Committee to maintain regular and open communication among the directors, the independent auditors, the internal auditors, and the financial management of THQ.

  2. COMPOSITION OF THE COMMITTEE

        The Committee will consist of not less than three independent directors. To be considered "independent," the member must satisfy the requirements of all applicable laws and regulations relative to audit committee independence, including without limitation those of the NASDAQ Marketplace Rules and the Securities and Exchange Commission, as determined by the Board. The members of the Committee shall possess such degree of financial or accounting expertise as may be required by law or by the regulations of the Securities and Exchange Commission or the NASDAQ Marketplace Rules, as the Board of Directors interprets such qualification in its business judgment. The members of the Committee shall be appointed by the Board and shall serve for such terms as the Board may determine, or until their earlier resignation, death or removal by the Board. Determinations as to whether a particular director satisfies the requirements for membership on the Audit Committee shall be made by the Board.

  3. RESPONSIBILITIES AND DUTIES

        In carrying out its purpose, the Committee will have the following responsibilities and duties:

  •
  Responsibilities with Regard to the Independent Auditor. To the extent required by applicable law or regulation: (i) the Committee will be directly responsible for the appointment, compensation, retention and oversight of the independent auditor (including the resolution of any disagreements between management and the independent auditor regarding financial reporting), (ii) the independent auditor shall report directly to the Committee, (iii) the Committee shall approve in advance all auditing services (including comfort letters and statutory audits) performed by the independent auditors, (iv) the Committee shall approve in advance all permitted non-audit services performed by the independent auditors; and (v) all non-audit services to be performed by the independent auditor shall be disclosed as required by applicable law or regulation. The Committee may delegate to one or more members of the Committee the authority to grant pre-approvals required by this subsection, and the decisions of the member to whom this authority is delegated shall be presented to the Committee at the next scheduled meeting of the Committee.

  •
  Annual Statement from the Independent Auditor. The Committee is responsible for obtaining from the independent auditor at least annually, a formal written statement delineating all relationships between the auditor and THQ, consistent with Independence Standards Board Standard 1, as may be amended. The Committee shall be responsible for conferring with the independent auditor with respect to any relationships or services disclosed on such statement that may affect the objectivity and independence of the independent auditor and for recommending to the Board of Directors such appropriate action as may be necessary to satisfy itself as to the qualifications, performance and independence of the independent auditor. To the extent required by law or regulation, the annual statement also shall describe: (a) the firm's internal quality control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.

  •
  Risk Assessment and Accounting Controls. The Committee will review with the independent auditors, THQ's internal auditor, and appropriate financial and accounting personnel the adequacy and effectiveness of the accounting and internal controls over financial reporting of THQ, and guidelines and policies to govern the process by which risk assessment and risk management is undertaken, and will discuss with them any recommendations for the improvement of such controls.

  •
  The Annual Audit. The Committee will meet with the independent auditors and financial management of THQ to review the scope of the proposed audit plan for the year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  •
  Review of Issues. The Committee will regularly review with the independent auditor any audit problems or difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management, and management's response.

  •
  Hiring Policies. The Committee will establish hiring policies for employees or former employees of the independent auditors consistent with statutory and regulatory requirements.

  •
  Related Party Transactions. The Committee will review and approve or disapprove any related party transactions.

  •
  Complaint Procedures. The Committee will establish and maintain procedures for the (i) receipt, retention, and treatment of complaints received by THQ regarding accounting, internal accounting controls or audit matters, and (ii) the confidential, anonymous submission by employees of THQ of concerns regarding accounting or auditing matters.

  •
  Internal Audit. The Committee will oversee THQ's internal audit function, including review and approval of the internal auditor's proposed annual audit plans, any material changes to those plans, and the coordination of such plans with the independent auditors. The Committee will also review the appointment, compensation, and replacement of THQ's Director of Internal Audit, and will review the independence, qualifications, and organizational structure of the internal audit function, as needed. The Committee will receive and review significant reports prepared by THQ's internal audit department, as well as management's response and follow-ups to such reports.

  •
  Earnings Releases. The Committee will discuss with management all earnings press releases.

  •
  Review of Financial Statements. The Committee will discuss with management and the independent auditors the annual audited financial statements and the quarterly unaudited financial statements, including a discussion of all matters relevant thereto that are required to be discussed under applicable law or regulation or that the Committee otherwise considers it desirable to discuss. In its report which the Committee submits for THQ's annual proxy statement, the Committee shall disclose that it has reviewed the audited financial statements and whether it has recommended to the Board that they be included in THQ's 10-K.

  •
  Review of Additional Matters. The Committee will also review from time to time such additional matters as may be required by law or regulation, or that it deems advisable to review, including without limitation THQ's critical accounting policies and certifications by management of THQ's filings with the Securities and Exchange Commission.

  •
  Separate Discussions. Periodically, the Committee shall meet separately with management, with the internal auditor, with the independent auditors, and as a Committee.

  •
  Investigations. The Committee will investigate any matter brought to its attention within the scope of its duties to the extent and in such manner as it considers appropriate (including confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters). The Committee will discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding THQ's financial statements or accounting policies.

  •
  Ethics Policy Compliance. The Committee will annually review compliance with such code of ethics as the Board of Directors may adopt from time to time.

  •
  Legal Compliance. The Committee will review compliance with THQ's legal compliance policies annually. The Committee will discuss with THQ's chief legal officer legal matters that may have a material impact on THQ's financial statements or compliance policies.

  •
  Outside Advisors. The Committee may obtain advice and assistance from outside legal, accounting or other advisors as it deems appropriate. It may retain these advisors without seeking approval of the Board of Directors. THQ will provide appropriate funding, as determined by the Audit Committee, for payment of the compensation of the independent auditor and of any advisors engaged by the Committee, as well as for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

  •
  Access to Management. The Committee shall have full access to THQ's executives and personnel as necessary to carry out its responsibilities.

  •
  Review of Charter. The Committee will review the Committee Charter from time to time and at least annually and recommend any changes to the Board.

  •
  Reporting to the Board. The Committee will report to the Board on the major items covered at each Committee meeting. The Committee will review with the full Board of Directors any issues that arise with respect to the quality or integrity of THQ's financial statements, THQ's compliance with legal or regulatory requirements, the performance and independence of THQ's independent auditors, or the performance of the internal audit function.

  4. COMMITTEE MEETINGS

        The Committee will meet as often as necessary to carry out its responsibilities and in any event at least quarterly. Meetings may be called by any Committee member and/or by the Chief Executive Officer or Chief Financial Officer of THQ. A majority of the total number of members of the Committee will constitute a quorum at all Committee meetings and the affirmative vote of a majority of the members present at any meeting at which a quorum exists will be empowered to act on behalf of the Committee. The Committee may meet by telephone or video and may also act by written unanimous consent. Minutes of each meeting and any unanimous consents will be duly filed in THQ records.

THQ Inc.
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
C 1234567890 JNT
	/ /	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1.
To elect each of the following nominees as a director of the Company to serve until the next annual meeting and until his successor is elected and qualified. The Board of Directors recommends a vote FOR the election of all the nominees as directors.
	For	Withhold		For	Withhold
01-Brian J. Farrell			04-Brian Dougherty
02-Lawrence Burstein			05-James L. Whims
03-Henry T. DeNero

B Issues

The Board of Directors recommends a vote FOR proposal 2.

		For	Against	Abstain
2.	RATIFICATION OF THE INDEPENDENT AUDITORS: To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the Company's fiscal year ending March 31, 2005.
3.	For the proxies, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as the stockholder name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the authorized officer. If a partnership or limited liability company, or any other entity, please sign in such entity's name by authorized person.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE PROXY STATEMENT.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

1UPX        HHH        PPPP        003748

Proxy - THQ Inc.

27001 Agoura Road, Suite 325
Calabasas Hills, California 91301
2004 ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints and constitutes Brian J. Farrell and Edward K. Zinser, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote all the shares of Common Stock of THQ Inc. (the "Company") standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on Friday, August 6, 2004 at The Hyatt Westlake Plaza, Grand Plaza Ballroom, 880 S. Westlake Boulevard, Westlake Village, California 91361 at 9:00 a.m., Pacific Daylight Time and any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as directed herein.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted: FOR the election of the nominees listed on the reverse under Election of Directors and FOR the ratification of the Independent Auditors; and the proxies will vote in their discretion, upon such other matters as may properly come before the Annual Meeting.

(Continued and to be signed on reverse side)

QuickLinks

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 6, 2004
INFORMATION ABOUT THE ANNUAL MEETING, REQUIRED VOTES AND VOTING PROCEDURES
PROPOSAL NUMBER 1 ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
PROPOSAL NUMBER 2 APPROVAL OF PROPOSED RATIFICATION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
OTHER BUSINESS
STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING
THQ INC. AUDIT COMMITTEE CHARTER